April 26, 2011

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:  American Depositary Shares
evidenced by the American Depositary
Receipts each representing one Ordinary
Shares of Cyrela Brazil Realty S.A.
Empreendimentos e Participacoes (Form
F6 File No. 333114850)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in ratio for Cyrela Brazil Realty S.A.
Empreendimentos e Participacoes.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio for Cyrela Brazil Realty S.A.
Empreendimentos e Participacoes.

The Prospectus has been revised to reflect the change in the ratio.

Please contact me with any questions or
comments at 212 8154831.

Perry Palma Gil
BNY Mellon  ADR Division

Encl.
CC: Paul Dudek, Esq. (Office of
International Corporate Finance)









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